UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One North Wacker Drive, Suite 4400, Chicago, Illinois	60606
(Address of principal executive offices)	(zip code)

(312) 214-4864

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.03	Material Modification to Rights of Security Holders

On December 28, 2010, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Certificate of Amendment”) effecting a 1-for-4 reverse stock split of its common stock. The reverse split was previously approved by the Company’s Board of Directors and by the Company’s shareholders.

Pursuant to the reverse stock split, the Company’s stockholders will receive one share of the Company’s post-split common stock for every 4 shares of pre-split common stock held prior to the effectiveness of the reverse stock split. The reverse stock split impacts all stockholders proportionately and will not impact any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would result in some of the Company’s stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will round up the number of shares of stock to be received by the stockholder. The rounding up of fractional shares will not have a material effect of any stockholder’s percentage ownership interest or proportionate voting power.

The Company’s new CUSIP number is 00187E203.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 28, 2010, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company with the Delaware Secretary of State to effect the reverse stock split. The Certificate of Amendment is attached to this Current Report on Form 8-K as exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company

99.1	Press Release, dated December 28, 2010, announcing the effectiveness of a one-for-four reverse stock split.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2011	API TECHNOLOGIES CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and Vice President of Finance

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